Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction
On July 10, 2024, MasterBrand Cabinets LLC ("Merger Sub"), a Delaware limited liability company and a wholly-owned subsidiary of MasterBrand, Inc. a Delaware corporation (“MasterBrand” or the “Company”) completed its previously announced acquisition of Dura Investment Holdings LLC, a Delaware limited liability company (“Dura”), pursuant to an Agreement and Plan of Merger (the “Agreement”), dated as of May 20, 2024, as amended by Amendment No.1, dated July 9, 2024 (the "Amendment" and the Agreement as amended by the Amendment, the "Amended Merger Agreement").

Pursuant to the Amended Merger Agreement, MasterBrand acquired Dura for a purchase price of $520 million in cash, subject to customary adjustments as set forth in the Amended Merger Agreement (the “Merger Consideration”), via a merger whereby Merger Sub merged with and into Dura (the “Merger”) with Dura surviving the Merger as a wholly-owned subsidiary of MasterBrand (the “Acquisition”).

Pursuant to the Amended Merger Agreement, each limited liability company interest of Dura (each a “Dura Equity Interest”), outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was, at the Effective Time, automatically converted into the right of the holder of such Dura Equity Interest to receive a portion of the Merger Consideration in accordance with the terms of the Amended Merger Agreement.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 combines the unaudited consolidated balance sheet of MasterBrand as of June 30, 2024 with the unaudited consolidated balance sheet of Dura as of June 30, 2024, giving effect to the Acquisition as if it had been consummated on June 30, 2024.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2023 combines the audited consolidated statement of operations of MasterBrand for the fiscal year ended December 31, 2023 with the audited consolidated statement of operations of Dura for the fiscal year ended December 31, 2023, giving effect to the Acquisition as if it had been consummated as of the beginning of fiscal year 2023.

The unaudited pro forma condensed combined statement of operations for the twenty-six weeks ended June 30, 2024 combines the unaudited consolidated statement of operations of MasterBrand for the twenty-six weeks ended June 30, 2024 with the unaudited consolidated statement of operations of Dura for the six months ended June 30, 2024, giving effect to the Acquisition as if it had been consummated as of the beginning of fiscal year 2023.

The unaudited pro forma condensed combined financial information and corresponding notes to the unaudited pro forma condensed combined financial information were derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

•The historical audited consolidated financial statements of MasterBrand as of and for the fiscal year ended December 31, 2023, as included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2024;
•The historical unaudited consolidated financial statements of MasterBrand as of and for the twenty-six weeks ended June 30, 2024, as included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2024;
•The historical audited financial statements of Dura as of and for the fiscal year ended December 31, 2023, included as Exhibit 99.1 in the Company’s Current Report on Form 8-K/A to which this Exhibit 99.3 is attached; and
•The historical unaudited consolidated financial statements of Dura as of and for the six months ended June 30, 2024, included as Exhibit 99.2 in the Company’s Current Report on Form 8-K/A to which this Exhibit 99.3 is attached.

Accounting for the Acquisition
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). MasterBrand has been treated as the acquirer for accounting purposes, and thus accounts for the Acquisition as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The assets and liabilities of Dura have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable and based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information.

Differences between these preliminary estimates and the final purchase accounting will occur, and the final purchase accounting could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information and could have a material impact on the combined company’s future results of operations and financial position.

Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information appearing below does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the accounting for the Acquisition.

The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Acquisition, which is discussed in further detail below. Amounts presented reflect the accounting for the acquisition of Dura by MasterBrand. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the combined company’s consolidated results of operations or consolidated financial position that would actually have occurred had the Acquisition been consummated on the dates assumed or to project the combined company’s consolidated results of operations or consolidated financial position for any future date or period.

The accounting policies followed in preparing the unaudited pro forma condensed combined financial statements are those used by MasterBrand as set forth in the audited historical financial statements. The unaudited pro forma condensed combined financial statements reflect any material adjustments known at this time to conform Dura’s historical financial information to MasterBrand’s significant accounting policies based on the Company’s initial review and understanding of Dura’s summary of significant accounting policies from the date of the acquisition. A more comprehensive comparison and assessment will occur, which may result in additional differences identified. Additionally, MasterBrand has included certain reclassification adjustments for consistency in the financial statement presentation. See Notes 2 and 3 for more information.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved because of the Acquisition.

Dura and MasterBrand have not had any historical material relationship prior to the Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
	As of June 30, 2024
					Transaction		Transaction		Pro
	MasterBrand	Dura	Presentation		Accounting		Financing		Forma
(U.S. Dollars presented in millions)	Historical	Historical	Adjustments		Adjustments		Adjustments		Combined
ASSETS
Current assets
Cash and cash equivalents	$189.4	$9.5	$—		$(528.2)	(B)	$430.0	(D)	$86.1
					(14.6)	(C)
Accounts receivable, net	213.5	12.8							226.3
Inventories	270.0	14.1			3.2	(B)			287.3
Other current assets	72.4	3.2							75.6
TOTAL CURRENT ASSETS	745.3	39.6	—		(539.6)		430.0		675.3
Property, plant and equipment, net	343.0	42.3			71.1	(B)			456.4
Operating lease right-of-use assets, net	57.2	—	14.0	(A)	2.9	(B)			74.1
Goodwill	924.0	77.0			115.3	(B)			1,116.3
Other intangible assets, net	326.8	70.1			192.1	(B)			589.0
Other assets	30.8	14.8	(14.0)	(A)	—				31.6
TOTAL ASSETS	$2,427.1	$243.8	$—		$(158.2)		$430.0		$2,942.7
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$173.6	$7.7			$(3.8)	(C)	$—		$177.5
Current portion of long-term debt	—	7.9			(7.9)	(B)			—
Current operating lease liabilities	15.7	—	2.3	(A)	0.3	(B)			18.3
Other current liabilities	142.9	19.3	(2.3)	(A)	—				159.9
TOTAL CURRENT LIABILITIES	332.2	34.9	—		(11.4)		—		355.7
Long-term debt	688.9	170.0			(170.0)	(B)	430.0	(D)	1,118.9
Deferred income taxes	81.8	0.7			57.0	(B)			139.5
Pension and other postretirement plan liabilities	8.3	—			—				8.3
Operating lease liabilities	43.8	—	12.7	(A)	2.2				58.7
Other non-current liabilities	13.0	13.0	(12.7)	(A)	—				13.3
TOTAL LIABILITIES	1,168.0	218.6	—		(122.2)		430.0		1,694.4
Equity
Common stock/Members’ equity	1.3	1.2			(1.2)	(B)			1.3
Paid-in capital	28.9	—			—				28.9
Treasury stock, at cost	(37.7)	—			—				(37.7)
Accumulated other comprehensive loss, net	(20.7)	—			—				(20.7)
Retained earnings	1,287.3	24.0			(24.0)	(B)			1,276.5
					(10.8)	(C)
TOTAL EQUITY	1,259.1	25.2	—		(36.0)		—		1,248.3
TOTAL LIABILITIES AND EQUITY	$2,427.1	$243.8	$—		$(158.2)		$430.0		$2,942.7

See notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
	26 Weeks Ended June 30, 2024	6 Months Ended June 30, 2024	26 Weeks Ended June 30, 2024
(U.S. Dollars presented in millions, except per share amounts)					Transaction		Transaction		Pro
	MasterBrand	Dura	Presentation		Accounting		Financing		Forma
	Historical	Historical	Adjustments		Adjustments		Adjustments		Combined
NET SALES	$1,314.6	$136.0	$—		$—		$—		$1,450.6
Cost of products sold	878.9	93.7	(5.2)	(AA)	1.0	(BB)			968.4
GROSS PROFIT	435.7	42.3	5.2		(1.0)		—		482.2
Selling, general and administrative expenses	284.5	23.4	5.2	(AA)	0.5	(CC)			313.6
Amortization of intangible assets	7.4	3.4			2.3	(BB)			13.1
Restructuring charges	3.2	—			—				3.2
OPERATING INCOME	140.6	15.5	—		(3.8)		—		152.3
Interest expense	34.7	11.6			(11.6)	(DD)	15.6	(FF)	50.3
Other (income) expense, net	(3.2)	2.9							(0.3)
INCOME BEFORE TAXES	109.1	1.0	—		7.8		(15.6)		102.3
Income tax expense	26.3	1.4			1.6	(EE)	(3.3)	(EE)	26.0
NET INCOME (LOSS)	$82.8	$(0.4)	$—		$6.2		$(12.3)		$76.3
Average Number of Shares of Common Stock Outstanding
Basic	127.0	—							127.0
Diluted	130.8	—							130.8
Earnings Per Common Share
Basic	$0.65	$—							$0.60
Diluted	$0.63	$—							$0.58

See notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
	Year Ended December 31, 2023
(U.S. Dollars presented in millions, except per share amounts)					Transaction		Transaction		Pro
	MasterBrand	Dura	Presentation		Accounting		Financing		Forma
	Historical	Historical	Adjustments		Adjustments		Adjustments		Combined
NET SALES	$2,726.2	$253.4	$—		$—		$—		$2,979.6
Cost of products sold	1,824.8	168.2	(9.1)	(AA)	7.8	(BB)			1,991.7
GROSS PROFIT	901.4	85.2	9.1		(7.8)		—		987.9
Selling, general and administrative expenses	569.7	44.6	9.1	(AA)	1.0	(CC)			635.2
					10.8	(GG)
Amortization of intangible assets	15.3	6.8			4.5	(BB)			26.6
Restructuring charges	10.1	—			—				10.1
Loss on sale of asset	—	0.2			—				0.2
OPERATING INCOME	306.3	33.6	—		(24.1)		—		315.8
Interest expense	65.2	22.7			(22.7)	(DD)	29.9	(FF)	95.1
Other (income) expense, net	2.4	—							2.4
INCOME BEFORE TAXES	238.7	10.9	—		(1.4)		(29.9)		218.3
Income tax expense	56.7	4.0			(0.3)	(EE)	(6.3)	(EE)	54.1
NET INCOME	$182.0	$6.9	$—		$(1.1)		$(23.6)		$164.2
Average Number of Shares of Common Stock Outstanding
Basic	127.8	—							127.8
Diluted	129.9	—							129.9
Earnings Per Common Share
Basic	$1.42	$—							$1.28
Diluted	$1.40	$—							$1.26

See notes to the unaudited pro forma condensed combined financial information.

MasterBrand, Inc.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation
The pro forma adjustments have been prepared as if the Acquisition had been consummated on June 30, 2024, in the case of the unaudited pro forma condensed combined balance sheet, and, in the case of the unaudited pro forma condensed combined statements of operations, as if the Acquisition had been consummated as of the beginning of fiscal year 2023, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the acquisition method of accounting in accordance with GAAP. Under this method, Dura’s assets and liabilities will be recorded at their respective fair values. Any difference between the purchase price for Dura and the fair value of the identifiable net assets acquired (including intangibles) will be recorded as goodwill. The goodwill resulting from the Acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually. The pro formas are based on preliminary accounting conclusions and are subject to potential revisions upon further analysis.

The pro forma adjustments represent management’s estimates based on information available as of the date of this Current Report on Form 8-K/A and are subject to change as additional information becomes available and additional analyses are performed.

One-time direct and incremental transaction costs will be expensed as incurred under ASC 805 and are assumed to be cash settled.

MasterBrand has performed a preliminary review to identify any accounting policy differences between the accounting policies used in Dura’s financial statements and those of the Company, where the impact was potentially material and could be reasonably estimated, with the Company identifying no such differences.

2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2024
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024 are as follows:

(A) Reflects reclassification adjustments to conform Dura’s historical balances to the financial statement presentation of the Company, specifically, separately presenting leases.

(B) Reflects the purchase price allocation adjustments to record Dura’s assets and liabilities at estimated fair value based on the consideration conveyed. The related income statement adjustments are reflected at (BB).

The preliminary purchase price was allocated among the identified assets to be acquired, based on a preliminary analysis. Goodwill is expected to be recognized as a result of the Acquisition, which represents the excess fair value of consideration over the fair value of the underlying net assets of Dura. This was considered appropriate based on the determination that the Acquisition would be accounted for as a business acquisition under ASC 805. The deferred income taxes represent the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. Deferred taxes associated with estimated fair value adjustments were calculated using the statutory tax rate of 21%. The estimates of fair value are based upon preliminary valuation assumptions, and are believed to be reasonable, but are inherently uncertain and unpredictable. As a result, actual results may differ from estimates, and the difference may be material.

The following is a preliminary estimate of the assets acquired and the liabilities assumed by MasterBrand in the Acquisition, reconciled to the estimated purchase consideration:

(U.S. Dollars presented in millions)	Preliminary Estimate of Fair Value
Net Assets Identified
Cash and cash equivalents	$9.5
Accounts receivable, net	12.8
Inventories(1)	17.3
Other current assets	3.2
Property, plant and equipment(2)	113.4
Operating lease right-of-use asset	16.9
Goodwill	192.3
Other intangible assets(3)	262.2
Other assets	0.8
Accounts payable	(7.7)
Current operating lease liabilities	(2.6)
Deferred income taxes	(57.7)
Other current liabilities	(17.0)
Operating lease liabilities	(14.9)
Other non-current liabilities	(0.3)
Total Fair Value	$528.2

Value Conveyed
Purchase Consideration(4)	528.2
Total Purchase Consideration	$528.2

(1)    Subsequent to the closing of the Acquisition, the step up in inventories to fair value will increase cost of goods sold as the inventories are sold which, for purposes of the unaudited pro forma condensed combined financial information is assumed to occur within the twelve months after closing.
(2)    The Property, plant, and equipment fair value was primarily related to personal property, which accounted for 41.7% of the balance, and buildings and improvements, which accounted for 50.9% of the balance. The estimated weighted average remaining useful life of personal property and buildings and improvements was 6 years and 18 years, respectively.
(3)    Other intangible assets were comprised of the following:

(U.S. Dollars presented in millions)
Asset Type	Fair Value	Useful Life	Valuation Methodology
Customer and contractual relationships	$171.8	17.5 years	Multi-period excess earnings
Trade names	85.1	Indefinite	Relief from royalty method
Internally developed software	5.3	3.5 years	Replacement cost method
Total other intangible assets	$262.2

(4)    Purchase consideration was provided in the form of cash. Of this amount, $336.4 million represented cash paid to Dura’s legacy shareholders, $13.9 million represented cash paid on behalf of Dura to settle its transaction costs, and $177.9 million was paid to settle Dura’s legacy debt.

(C) Reflects the impact of $14.6 million of nonrecurring expenses related to estimated transaction costs, primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs. Of this amount, $10.8 million had been paid and $3.8 million had not yet been paid and was accrued for on the Company’s balance sheet as of June 30, 2024. The related income statement adjustment is reflected at adjustment (GG).

(D) Reflects the portion of the new debt under MasterBrand's existing revolving credit facility that was drawn on July 10, 2024 to partially fund the transaction. The related income statement adjustment for interest is reflected at adjustment (FF).

3. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Twenty-six Weeks ended June 30, 2024 and for the Fiscal Year ended December 31, 2023

The adjustments included in the unaudited pro forma condensed combined statement of operations for the twenty-six weeks ended June 30, 2024 and for the fiscal year ended December 31, 2023 are as follows.

(AA)
Reflects a reclassification adjustment to conform Dura’s historical revenues and expenses to the financial statement presentation of MasterBrand, specifically the reclassification of freight from cost of products sold to selling, general, and administrative expenses.

(BB)	Reflects the pro forma impacts related to the purchase price allocation discussed at adjustment (B). This primarily includes the following impacts:

•Depreciation expense - Reflects an increase in depreciation expense related to real property and personal property, calculated using the estimated weighted average remaining useful life of 18 years and 6 years, respectively.

•Amortization expense - Reflects an increase in amortization expense related to dealer relationships and internally developed software, calculated using the estimated weighted average remaining useful life of 17.5 years and 3.5 years, respectively.

(CC)
Reflects stock compensation expense related to stock-based awards of MasterBrand, Inc. shares that were granted to certain key Dura employees on August 2, 2024, subsequent to the closing of the Acquisition. These awards vest over three years following issuance; thus, the issuance of these awards did not result in any new dilutive or antidilutive shares as of closing.

(DD)	Reflects the elimination of the historical interest expense incurred on the extinguished debt of Dura.
(EE)	Reflects the tax impact of all pro forma adjustments for the twenty-six weeks ended June 30, 2024, and for the fiscal year ended December 31, 2023, calculated using a statutory rate of 21%.
(FF)
Reflects the interest expense associated with the new debt. The new debt has a variable interest rate based on SOFR. The effective interest rate was determined using the actual 1-month SOFR for the relevant period reset on a monthly basis. A change in SOFR of 0.125 percent would result in an increase or decrease in interest expense for the twenty-six weeks ended June 30, 2024, and for the fiscal year ended December 31, 2023, of $0.3 million and $0.5 million, respectively. The related balance sheet adjustment for the new debt is discussed at adjustment (D).

(GG)
Reflects the recognition of nonrecurring expense related to estimated transaction costs in the amount of $10.8 million, which are primarily comprised of investment banking fees, legal fees, issuance costs, accounting and audit fees, and other related advisory costs. The related balance sheet adjustment is reflected at adjustment (C).

4. Unaudited Pro Forma Net Income Per Share
The pro forma net income per share calculations have been performed for the twenty-six weeks ended June 30, 2024, and for the fiscal year ended December 31, 2023, assuming the Acquisition occurred as of the beginning of fiscal year 2023. The stock-based awards that were granted vest over three years following issuance, subject to service conditions, and were found to have no dilutive effect on net income per share.